Exhibit 10.2

CNO FINANCIAL GROUP, INC.

Re:    Grant of Restricted Stock Award
CNO Financial Group, Inc., a Delaware corporation (the "Company"), is pleased to advise you that pursuant to the Company's Amended and Restated Long-Term Incentive Plan (the "Plan"), the Company has granted you an award of the number of restricted shares of Common Stock set forth on the last page of this agreement (the "Restricted Shares"), effective as of the date set forth on the last page of this agreement (the "Date of Grant"), subject to the terms and conditions of the Plan and the terms and conditions set forth herein. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.
1.Issuance of Restricted Shares. The Restricted Shares shall be issued to you as of the Date of Grant. The Restricted Shares shall be fully paid and nonassessable and shall be subject to the restrictions hereinafter set forth.

2.Restrictions on Transfer. You may not sell, assign, transfer, convey, pledge, exchange or otherwise encumber or dispose the Restricted Shares, except to the Company, until they have become nonforfeitable as provided in paragraph 3 hereof and in accordance with Section 6 of the Plan. Any purported encumbrance or disposition in violation of the provisions of this paragraph 2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

3.Lapse of Restrictions on Restricted Shares.

(a)Except as provided in paragraphs 3(b) and 4(b) below, the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall become nonforfeitable if you remain a director, officer or employee (or an approved service provider) of the Company or a Subsidiary through the vesting dates set forth on the last page of this agreement.

(b)Except as expressly set for in any written employment agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this agreement), if the Company or its successor shall terminate your employment for any reason (other than for “Cause” as defined in paragraph 7 hereof) within two years following a Change in Control, any restrictions on the Restricted Shares shall lapse and the Restricted Shares shall become nonforfeitable upon such termination.

4.Forfeiture of Restricted Shares.

(a)     Except as expressly set forth in paragraph 4(b) below or in any written employment agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this agreement), if you cease to be (or do not become) a director, officer or employee of the Company or a Subsidiary (or cease (or do not begin) to otherwise perform services for the Company or a Subsidiary) for any reason, except as and to the extent the restrictions on the Restricted Shares have lapsed (i.e., become nonforfeitable pursuant to paragraph 3 hereof), you shall forfeit the portion of the Restricted Shares with respect to which the restrictions have not lapsed and the Restricted Shares so forfeited shall be canceled.
(b) If you elect to terminate your employment with the Company or a Subsidiary and you satisfy the definition of Retirement set forth in the Plan, than any unvested Restricted shares shall continue to vest after your retirement on the same vesting schedules as if you had remained an employee.
5.Dividend, Voting and Other Rights. Except as otherwise provided in this agreement, from and after the Date of Grant, you shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Stock or other securities that you may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this agreement.

6.Retention of Restricted Shares by the Company. The Restricted Shares shall be held in custody by the Company on your behalf until such shares have become nonforfeitable in accordance with paragraph 3 and in accordance with Section 6 of the Plan.

7.Certain Definitions. For the purposes of this agreement, the following terms have the meanings set forth below:
"Board" means the Board of Directors of the Company.
“Cause” means the occurrence of one or more of the following events, as determined by the Committee:
(i)commission of (x) a felony or (y) any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii)willful refusal to perform or substantial disregard of duties properly assigned; or

(iv)breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

"Change in Control" means the occurrence of any of the following events:
(i)    the acquisition (other than an acquisition in connection with a "Non-Control Transaction" (as defined below)) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or
(ii)    as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company; or
(iii)    the consummation of a merger, consolidation or reorganization with or into the Company unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").
“Common Stock” means the common stock, par value $.01 per share, of the Company.
"Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.
“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
"Ultimate Parent" means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).
8.Withholding Taxes. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, you shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. If permitted at such time by the Company, you may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Restricted Shares that become nonforfeitable hereunder, and the Restricted Shares so surrendered by you shall be credited against any such withholding obligation at the Fair Market Value of such Restricted Shares on the date of such surrender.

9.Rights of Participants. Nothing in this agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this agreement shall provide for any adjustment to the number of Restricted Shares upon the occurrence of subsequent events except as provided in paragraph 5 above or the Plan.

10.Relation to Other Benefits. Any economic or other benefit to you under this agreement or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

11.Amendments to Plan. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the your rights under this agreement without your consent.

12.Severability. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this agreement.

13.Conformity with Plan. This agreement and the Restricted Shares granted pursuant hereto are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this agreement and the Plan shall be resolved in accordance with the terms of the Plan. By accepting the award you acknowledge your receipt of this agreement and the Plan and agree to be bound by all of the terms of this agreement and the Plan.

14.Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

15.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid or (iii) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address on file with the Company and to the Company at 11825 N. Pennsylvania Street, P.O. Box 1911 (46082), Carmel, Indiana 46032, Attn: General Counsel, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

16.Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

17.Descriptive Headings. The descriptive headings of this agreement are inserted for convenience only and do not constitute a part of this agreement.

18.Entire Agreement. This agreement, any written employment agreement between you and the Company or a Subsidiary to the extent contemplated by paragraphs 3(b) or 4 hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Restricted Shares.

19.Section 409A. The Restricted Shares awarded hereunder are intended to be Non-409A Awards (as defined in the Plan) and are at all times intended to comply with Section 409A of the Code, as provided under the Plan. To the extent that Section 409A(a)(2)(B)(i) (regarding certain payments to “key employees” in connection with a separation from service) requires the Company to delay payment and/or other delivery beyond the date(s) otherwise specified in this agreement, the Company shall pay such amounts to you upon the earliest date permitted under Section 409A(a)(2)(B)(i) of the Code without incurring excise tax.

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Signature Page to Restricted Stock Award Agreement
Details of the Award of Restricted Shares are displayed on the Company’s equity administration website in the grant details section.
To execute this agreement and confirm your understanding and acceptance of the agreements contained you must click the Accept button and enter your assigned PIN as your digital signature.
Very truly yours,
CNO FINANCIAL GROUP, INC.

By: /s/ Sue Menzel
Name: Susan L. Menzel
Title: Executive Vice President,
Human Resources